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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: July 27, 1999



                          UIH Australia/Pacific, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Colorado                333-05017                 84-1341958
        (State or other           (Commission              (IRS Employer
        jurisdiction of           File Number)             Identification #)
        incorporation)



             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                    (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.
----------------------

     On July 27, 1999, Austar United Communications Limited ("Austar United"), a subsidiary of the Registrant, closed an initial public offering of its ordinary stock on the Australian Stock Exchange. Austar United's ordinary shares trade under the symbol "AUN." Austar United raised proceeds from the offering, net of underwriting commissions and expenses, of approximately A$455 million (US$303 million). Following the offering, the Registrant continues to hold approximately 75.6% of Austar United.

     In connection with Austar United's initial public offering, the Registrant sought and received the consent of holders of a majority of its outstanding 14% Senior Notes due 2006 to certain amendments to the Indentures governing such Notes to facilitate the offering and the use of proceeds therefrom. Copies of the supplemental indentures amending the two indentures governing the notes are included as exhibits hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(c)  Exhibits

4.1 Supplemental Indenture dated as of July 20, 1999, between the Registrant and Firstar Bank of Minnesota, N.A., amending Registrant's Indenture dated as of May 16, 1996.

4.2 Supplemental Indenture dated as of July 20, 1999, between the Registrant and Firstar Bank of Minnesota, N.A., amending Registrant's Indenture dated as of September 23, 1997.

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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              UIH AUSTRALIA/PACIFIC, INC.



DATE:  July 28, 1999          By: /s/ Ellen P. Spangler
                                  ---------------------------------------------
                                      Ellen P. Spangler, Vice President

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